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                                                                     EXHIBIT 5.1

                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                                 Citicorp Center
                              153 East 53rd Street
                          New York, New York 10022-4675

                                  212 446-4800
                                   Facsimile:
                                  212 446-4900



                               November 25, 1998

Anthony Crane Rental Holdings, L.P.
1165 Camp Hollow Road
West Mifflin, Pennsylvania 15122

  Re: Offer by Anthony Crane Rental Holdings, L.P. and Anthony Crane Holdings
      Capital Corporation to Exchange their Series B 13 3/8% Senior Discount Debentures due 2009 for any and all Debentures due 2009 of their outstanding Series A 13 3/8% Senior Discount Debentures due 2009

Ladies and Gentlemen:

   We are acting as special counsel to Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership (the "Company") and Anthony Crane Holdings Capital Corporation ("AC Holdings Corp." and, together with the Company, the "Issuers"), in connection with the proposed registration by the Issuers of up to $25,667,404 in aggregate principal amount of the Issuer's Series B 13 3/8% Senior Discount Debentures due 2009 (the "Exchange Debentures"), pursuant to a Registration Statement on Form S-4 originally filed with the Securities and Exchange Commission (the "Commission") on September 30, 1998 under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"), for the purpose of effecting an exchange offer (the "Exchange Offer") for the Company's outstanding Series A 13 3/8% Senior Discount Debentures due 2009 (the "Debentures").
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Anthony Crane Rental Holdings, L.P.
November 25, 1998
Page 2


The Exchange Debentures are to be issued pursuant to the Senior Discount Debenture Indenture (the "Senior Discount Debenture Indenture"), dated as of July 22, 1998, among the Issuers and State Street Bank and Trust Company, as trustee (the "Trustee"), in exchange for and in replacement of the Company's outstanding Senior Discount Debenture, of which $25,667,404 in aggregate principal amount is outstanding.

   In connection with the Exchange Offer, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company and AC Holdings Corp., (ii) minutes and records of the corporate proceedings of the Company and AC Holdings Corp., with respect to the issuance of the Exchange Debentures, (iii) the Registration Statement and exhibits thereto and (iv) the Registration Rights Agreement, dated as of July 22, 1998, by and among the Issuers and Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co.

   For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuers, and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuers. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuers, and others.


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Anthony Crane Rental Holdings, L.P.
November 25, 1998
Page 3



   Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

   (1) The Company is a limited partnership existing and in good standing under the Pennsylavania Revised Uniform Limited Partnership Act.

   (2) AC Holdings Corp. is a corporation existing and in good standing under the Delaware General Corporation Law.

   (3) The issuance of the Exchange Debentures has been duly authorized by each of the Issuers.

   (4) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Indenture shall have been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iii) the Debentures shall have been validly tendered to the Issuers, (iv) the Exchange Debentures shall have been issued in the form and containing the terms described in the Registration Statement, the Indenture, the resolutions of the Company's general partner (or authorized committee thereof) and AC Holdings Corp.'s Board of Directors (or authorized committee thereof) authorizing the foregoing and any legally required consents, approvals, authorizations and other order of the Commission and any other regulatory authorities to be obtained, the Exchange Debentures when issued pursuant to the Exchange Offer will be legally issued, fully paid and nonassessable and will constitute valid and binding obligations of the Company and AC Holdings Corp. under the terms and conditions described in the Registration Statement, the Indenture, and any legally required consents, approvals, authorizations and other order of the Commission and any other regulatory authorities to be obtained.

   Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. For


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Anthony Crane Rental, L.P.
October 30, 1998
Page 4


purposes of the opinion in paragraphs 1 and 2, we have relied exclusively upon recent certificates issued by the Pennsylvania Secretary of the Commonwealth and the Delaware Secretary of State, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates. We have assumed without investigation that there has been no relevant change or development between the respective dates of such certificates and the date of this letter.

   We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

   We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Exchange Notes.

   This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of Delaware or New York be changed by legislative action, judicial decision or otherwise.

   This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                    Yours very truly,

                                     /s/ Kirkland & Ellis

                                    KIRKLAND & ELLIS